Exhibit 10.1

SETTLEMENT AGREEMENT

     SETTLEMENT AGREEMENT, dated this 16th day of July 2004 (the “Agreement”), by and among (i) David H. Murdock, as trustee of the David H. Murdock Living Trust dated May 28, 1986, as amended, d/b/a Pacific Holding Company and using nominee PCS 0001 (the “Investor”) and (ii) Mercury Air Group, Inc., a corporation organized under the laws of Delaware (the “Company”).

RECITALS

     WHEREAS, Investor has alleged that the Company and an affiliate of Investor had entered into negotiations involving certain transactions with the Company; and

     WHEREAS, the Investor had made substantial expenditures in connection with its due diligence investigation of Mercury’s business; and

     WHEREAS, the Investor has alleged it relied on the Company’s interest in negotiating a transaction by undertaking due diligence of the Company; and

     WHEREAS, the Investor has asked for reimbursement of certain of these due diligence expenditures; and

     WHEREAS, the Investor is the record and beneficial owner of 150,000 shares of common stock, per value $0.01 per share (“Common Stock”), of the Company (such 150,000 shares owned by the Investor being referred to as the “Repurchased Shares”), and

     WHEREAS, the Company desires to settle this and other disputes between it and the Investor and the Investor desires to settle its claims, asserted and unasserted, against the Company; and

     WHEREAS, as part of such settlement, the Company will purchase from the Investor, and the Investor will sell to the Company, the Repurchased Shares for cash, upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the obligation to execute and deliver at closing the Mutual Release of Claims, a form of which is set forth in Exhibit A hereto (the “Mutual Release of Claims”); and

     WHEREAS, the total consideration to be paid by the Company to the Investor shall be for (i) the repurchase of the Repurchased Shares, (ii) the release of the Released Claims (as defined in the Mutual Release of Claims), (iii) reimbursement to the Investor of all costs, fees, and expenses (including legal and accounting costs, fees and expenses) incurred by the Investor in connection with this Agreement, along with the monies expended in connection with the Investor’s and its affiliate’s due diligence investigation of the Company’s business; and (iv) the defense of and preparations for anticipated lawsuits between the parties.

AGREEMENT

     NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Company and the Investor hereby agree as follows:

     1.      Purchase and Sale of Repurchased Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, at the Closing (as defined in Section 2 hereof), Investor will sell, transfer and deliver to the Company the Repurchased Shares for an aggregate purchase price of $900,000 (based on the closing price of the Company’s common stock on June 2, 2004) (the “Purchase Price”) in cash.

     2.     Closing. The closing (the “Closing”) of such exchange will take place at the offices of McBreen & Kopko, 20 North Wacker Drive, Suite 2520, Chicago, Illinois 60606, on June 16, 2004, or such later time or date as the parties hereto may mutually agree (such dated being referred to herein as the “Closing Date”). At the Closing, the Company will make payment of the Purchase Price to the Investor in immediately available funds, against the surrender by the Investor to the Company of the Repurchased Shares.

     3.      Investor’s Representations and Warranties. The Investor represents and warrants to the Company as follows:

     3.1     The Investor has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

     3.2     The Investor is validly existing under the laws of California;

     3.3     This Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and no other proceeding on the part of the Investor is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

     3.4     The Investor is the sole “Beneficial Owner” (within the meaning of rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Repurchased Shares, has good and marketable title to all such Repurchased Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature (collectively, “Liens”) affecting such Repurchased Shares;

     3.5     Upon delivery of the Repurchased Shares to the Company pursuant to the terms hereto, the Company will have good title to such Repurchased Shares, free and clear of all Liens;

     3.6     The Repurchased Shares constitute all of the securities of the Company beneficially owned, directly or indirectly, by the Investor or by any “Affiliate” or “Associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such Investor;

     3.7     Neither the Investor nor any of its Affiliates has outstanding any option, warrant or other right to acquire, directly or indirectly, any securities of the Company which are entitled to vote or any securities which are convertible or exchangeable into or exercisable for any securities of the Company which are entitled to vote, nor is the Investor or any Affiliate of the Investor subject to any agreement (whether written or in the nature of an informal understanding) which allows or obligates the Investor or any such Affiliate to vote or acquire any such securities;

     3.8     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Investor is subject or any provision of the organizational documents of the Investor or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice (other than those obtained or made) under any agreement, contract, lease, license, instrument, judgment, decree, order or other arrangement to which the Investor is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), nor is the Investor required to obtain the approval or consent of any person or entity to effect the exchange of the Repurchased Shares;

     3.9     Neither the Investor nor any person or entity acting on behalf of the Investor has agreed to pay a commission, finder’s fee or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto, nor has the Investor, or any person or entity taken any action on which a claim for such payment could be based, in each case, for which the Company could become liable;

     3.10     The Investor has not made or threatened to make a public tender offer (within the meaning of Section 5881 of the Internal Revenue Code of 1986, as amended) for securities of the Company;

     3.11     The Investor has received, read carefully and is familiar with this Agreement and the Company’s documents on file with the Securities and Exchange Commission (the “SEC Documents”). Respecting the Company, the Investor is familiar with the Company’s business, plans and financial condition, the terms of the transaction and any other matters relating to the transaction; the Investor has received all materials which have been requested by the Investor; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Investor or the Investor’s representatives have put to it. The Investor has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and the SEC Documents and any other materials furnished herewith;

     3.12     No oral or written representations have been made other than as stated in the SEC Documents, including but not limited to any oral or written representation regarding the value of the Company, or plans of the Company regarding any anticipated transaction. No oral or written information furnished to the Investor or the Investor’s representative in connection with this transaction were in any way inconsistent with the information stated in the SEC Documents;

     3.13     The Investor represents that it has had an opportunity to make inquiries regarding any plans, commitments, capitalizations, financings, transactions, or other events that may occur in the future regarding the Company, that it has elected not to make such inquiries because it is interested in pursuing this transaction due to its own internal plans, and that it deems the plans, commitments, capitalizations, financings, transactions, or other events immaterial to the Investor’s decision to undertake this transaction; and

     3.14     In connection with the Released Claims, Investor hereby expressly waives the provisions of Section 1542 of the California Civil Code (or any corresponding local law), which reads as follows:

     “Section 1542. Certain Claims not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor.”

     4.      The Company Representations and Warranties. The Company represents and warrants to the Investor as follows:

     4.1     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

     4.2     This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement, and the transactions contemplated hereby;

     4.3     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of incorporation or by-laws, as amended to date, of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent or notice (other than those obtained or made) under any agreement, contract, lease, license, instrument, judgment, decree, order other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), nor is the Company required to obtain the approval or consent of any person or entity to effect the repurchase of the Repurchased Shares;

     4.4     Neither the Company, nor any person or entity acting on behalf of the Company, has agreed to pay a commission, finder’s fee or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto, nor has the Company, person or entity taken any action on which a claim for such payment could be based, in each case, for which the Investors could become liable;

     4.5     The Company acknowledges and confirms that the Investor has not made or threatened to make a public tender offer (within the meaning of Section 5881 of the Internal Revenue Code of 1986, as amended) for securities of the Company; and

     4.6     In connection with the Released Claims, the Company hereby expressly waives the provisions of Section 1542 of the California Civil Code (or any corresponding local law), which reads as follows:

     “Section 1542. Certain Claims not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor.”

     5.      Other Covenants.

     5.1     Expenses. Each party hereto shall bear its own costs, fees and expenses in connection with this Agreement and matters arising hereunder, except as provided in Section 7.13 and except that Investor shall be entitled to a payment of $525,000 representing all costs, fees and expenses (including legal and accounting costs, fees and expenses) incurred by Investor in connection with this Agreement, all costs, fees and expenses of Investor’s and its affiliate’s due diligence investigation of the Company’s business and consideration for Investor’s execution and delivery of the Mutual Release of Claims. Such payment shall be made by the Company to the Investor on the Closing Date in immediately available funds.

     5.2     Publicity. No public announcement or disclosure will be made by any party with respect to the subject matter of this Agreement without the prior written consent of the Company and the Investor; provided, however, that the provisions of this Section 5.2 will not prohibit (a) any disclosure required by any applicable law (in which case the disclosing party will provide the other party with the opportunity to review and comment on the disclosure in advance) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, or the other documents contemplated hereby.

     5.3     Mutual Release of Claims. At the Closing, the Company and the Investor will each execute and deliver the Mutual Release of Claims, in the form set forth in Exhibit A hereto.

     6.     Conditions to Closing.

     6.1     Precedent to the Obligations of the Investor. The obligation of the Investor to tender the Repurchased Shares to the Company for repurchase is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived in writing by the Investor at or prior to the Closing:

(a)	Closing Deliveries. The Company shall have transmitted to the Investor the amounts set forth in Section 1 and Section 5.1, in immediately available funds, along with an executed original of the Mutual Release of Claims.

(b)	Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date.

(c)	Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person which seeks to restrain, prohibit or invalidate any transaction contemplated hereby.

     6.2     Conditions Precedent to Obligations of the Company. The Company’s obligations to repurchase the Repurchased Shares is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived in writing by the Company at or prior to Closing:

(a)	Closing Deliveries. The Investor shall have surrendered to the Company certificates evidencing the Repurchased Shares, duly endorsed (or accompanied by duly executed stock transfer powers), along with an executed original of the Mutual Release of Claims.

(b)	Representations and Warranties. The representations and warranties made by the Investor in this Agreement shall be true and correct in all material respects as of the Closing Date.

(c)	Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person which seeks to restrain, prohibit or invalidate any transaction contemplated hereby.

     7.      Miscellaneous.

     7.1     Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

     by hand (in which case, it will be effective upon delivery);

     by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

     by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

          Mercury Air Group, Inc.
          5456 McConnell Avenue
          Los Angeles, CA 90066
          Telephone number: (310) 827-2737
          Facsimile number: (310) 827-6897
          Attention: Joseph Czyzyk

with a copy to:

          McBreen & Kopko
          20 North Wacker Drive, Suite 2520
          Chicago, IL 60606
          Telephone number: (312) 332-6405
          Facsimile number: (312) 332-2059
          Attention: Frederick H. Kopko, Jr.

If to the Investor, to it at:

          Pacific Holding Company
          10900 Wilshire Boulevard, Suite 1600
          Los Angeles, CA 90024
          Telephone number: (310) 209-3803
          Facsimile number: (310) 2824-7770
          Attention: General Counsel

     with a copy to:

          O’Melveny & Myers, LLP
          7 Times Square
          New York, NY 10036
          Telephone number: (212) 326-2085
          Facsimile number: (212) 326-2061
          Attention: Charles F. Niemeth, Esq.

Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 7.1 to the other party hereto.

     7.2     Succession and Assignment; No Third-Party Beneficiaries. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any person or entity, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

     7.3     Indemnification. The Company shall indemnify the Investor, its Affiliates, and each of their respective directors, officers, employees, agents, attorneys, accountants, consultants and each person, if any, who controls the Investor or its Affiliates (the Investor, its Affiliates, and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control persons is referred to as an “Indemnified Party”) and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party’s compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Affiliates, or (b) this Agreement or any transaction contemplated hereby; provided, however, that the foregoing indemnity shall not apply to the extent such claims, damages, liabilities and expenses result from the Indemnified Party’s own gross negligence or willful misconduct.

     7.4     Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

     7.5     Entire Agreement. This Agreement, and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

     7.6     Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

     7.7     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

     7.8     Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

     7.9     Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any material respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy in any material respect, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in a material respect in, the first representation, warranty or covenant.

     7.10     Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and the Closing hereunder.

     7.11     Incorporation of Exhibits. The Exhibit identified in this Agreement is incorporated herein by reference and made a part hereof.

     7.12     Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any governmental authority (an “Action”) instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert the defense that a remedy at law would be adequate.

     7.13     Attorneys’ Fees. If an attorney is engaged by either the Investor or the Company in connection with the enforcement of the Agreement, or in any matter in connection herewith (except in the negotiation and documentation of this Agreement), the prevailing party shall be entitled to recover all reasonable attorneys’ fees and expenses incurred in connection therewith.

     7.14     Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     7.15     Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signatures on following page]

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

PURCHASER:	MERCURY AIR GROUP, INC.

	By:	/s/ Joseph Czyzyk

Name: Joseph Czyzyk Title: President, CEO

INVESTOR:	DAVID H. MURDOCK LIVING TRUST DATED MAY 28, 1986, AS AMENDED, D/B/A PACIFIC HOLDING COMPANY AND USING NOMINEE PCS 0001

	By:	/s/ David H. Murdock

David H. Murdock, Trustee

Exhibit A

Mutual Release of Claims

[See attached]

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Exhibit A

MUTUAL RELEASE OF CLAIMS

RELEASE OF CLAIMS, dated this 16th day July, 2004 (the “Agreement”), by and among (i) David H. Murdock, as trustee of the David H. Murdock Living Trust dated May 28, 1986, as amended, d/b/a Pacific Holding Company and using nominee PCS 0001 (“Investor”) and (ii) Mercury Air Group, Inc., a corporation organized under the laws of Delaware (“Mercury”).

RECITALS

WHEREAS, as of July 16, 2004, Investor was the record and beneficial owners of 150,000 shares of Mercury common stock, par value $.01 per share (the “Common Stock”);

WHEREAS, on that date, Investor and Mercury entered into a Settlement Agreement (the “Settlement Agreement”) whereby Investor agreed to exchange all of its shares of Mercury Common Stock for cash;

WHEREAS, on the date hereof, the closing of the Settlement Agreement has occurred; and

WHEREAS, pursuant to the Settlement Agreement, Investor and Mercury agreed that upon closing of the Settlement Agreement, the parties hereto would enter into this Mutual Release of Claims with the intention of resolving and releasing any and all claims between and among them.

NOW THEREFORE, for good and valuable consideration the receipt of which is acknowledged by all parties, Investor and Mercury agree as follows:

1. Investor, on behalf of itself, its owned and/or affiliated entities, and any and all present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns of any of the foregoing (the “Releasing Investor Parties”), do hereby release, remise, and forever discharge Mercury, its owned and/or affiliated entities, and any and all its present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns of any of the foregoing (the “Released Mercury Parties”), of and from all debts, demands, actions, causes of actions, suits, accounts, covenants, contracts, agreements, torts, damages and any and all claims, demands, and liabilities whatsoever, of every name and nature, both at law and in equity, whether known or unknown (collectively “Claims”), that any of the Releasing Investor Parties now has or ever had with or against any of the Released Mercury Parties (the “Released Investor Claims”), including without limitation any and all Claims that any of the Releasing Investor Parties now has or ever had with or against any of the Released Mercury Parties arising out of or relating to any matter in connection with any of the Releasing Investor Parties’ attempts to purchase Mercury’s FBO Business or any part thereof. Notwithstanding anything to the contrary in the preceding sentence, the Released Investor Claims do not include the obligations of or any Claims arising under the Settlement Agreement.

2. Mercury, on behalf of itself, its owned and/or affiliated entities, and any and all present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns of any of the foregoing (the “Releasing Mercury Parties”), do hereby release, remise, and forever discharge Investor, its owned and/or affiliated entities, and any and all present and former officers, directors, partners, employees, agents, attorneys, successors, heirs and assigns of any of the foregoing (the “Released Investor Parties”), of and from all Claims, that any of the Releasing Mercury Parties now has or ever had with or against any of the Released Investor Parties (the “Released Mercury Claims”), including without limitation any and all Claims that any of the Releasing Mercury Parties now has or ever had with or against any of the Released Investor Parties arising out of or relating to any matter in connection with any of the Releasing Investor Parties’ attempts to purchase Mercury’s FBO business or any part thereof. Notwithstanding anything to the contrary in the preceding sentence, the Released Mercury Claims do not include the obligations of or any Claims arising under the Settlement Agreement.

3. The parties specifically waive the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

4. This Mutual Release of Claims shall be construed and enforced in accordance with, and be governed by, the laws of California, and it may not modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto.

[Signatures on following page]

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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

MERCURY:	MERCURY AIR GROUP, INC.

	By:	/s/ Joseph Czyzyk

Name: Joseph Czyzyk
Title: President, CEO

INVESTOR:	DAVID H. MURDOCK LIVING TRUST DATED MAY 28, 1986, AS AMENDED,
D/B/A PACIFIC HOLDING COMPANY AND USING NOMINEE PCS 0001

	By:	/s/ David H. Murdock

David H. Murdock, Trustee

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